Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 29, 2019, among Internap Corporation, a Delaware corporation (the “Borrower”), each of the Lenders (as defined below) party hereto and Jefferies Finance LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and is acknowledged and consented to by each Guarantor.

R E C I T A L S:

A.          The Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to the Credit Agreement dated as of April 6, 2017, as amended by that certain First Amendment to Credit Agreement dated as of June 28, 2017, that certain Second Amendment to Credit Agreement dated as of February 6, 2018, that certain Incremental and Third Amendment to Credit Agreement dated as of February 28, 2018, that certain Fourth Amendment to Credit Agreement dated as of April 9, 2018, that certain Incremental and Fifth Amendment to Credit Agreement dated as of August 28, 2018 and that certain Sixth Amendment to Credit Agreement dated as of May 8, 2019 (as so amended, the “Existing Credit Agreement”, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time (including by this Amendment), the “Credit Agreement”).

B.          The Borrower has requested amendments to the Existing Credit Agreement that would modify the maximum Total Net Leverage Ratio and minimum Consolidated Interest Coverage Ratio requirements set forth therein and effect certain other modifications thereto as set forth herein, and the Administrative Agent and the Lenders party hereto, which constitutes the Required Lenders, consent to all such amendments and this Amendment.

C.          Accordingly, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.             Definitions and Interpretation.

1.1         Definitions.  Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

1.2         Interpretation.  This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02 through 1.06 of the Credit Agreement.

Section 2.             Amendments to Credit Agreement.

2.1         The below-listed definition set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Incremental Cap” means $25,000,000.”

2.2         Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)
Asset Sales.  Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by any Company, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Section 2.10(h); provided, however, that with respect to any Net Cash Proceeds realized under an Asset Sale described in this Section 2.10(c), at the election of the Borrower (as notified by the Borrower to the Administrative Agent in writing on or prior to the date of such Asset Sale), and so long as no Event of Default shall have occurred and be continuing, the Borrower or such Subsidiary thereof may reinvest all or any portion of such Net Cash Proceeds in fixed or capital assets of the Borrower or such Subsidiary, so long as within 365 days after the receipt of such Net Cash Proceeds such reinvestment transactions shall have been consummated; provided that, if the Borrower or such Subsidiary enters into binding definitive agreements to reinvest such Net Cash Proceeds in operating assets of the Borrower or such Subsidiary within 365 days of the receipt thereof, the Borrower or such Subsidiary thereof shall be permitted to consummate such reinvestment on or prior to the date that is 180 days after the date on which such binding definitive documents are entered into; provided further, that the aggregate amount of such Net Cash Proceeds reinvested in accordance with this Section 2.10(c) shall not exceed $1,000,000 in any fiscal year of the Borrower; and provided further, however, that any Net Cash Proceeds not reinvested in accordance with the terms of, and within the time frames set forth in, this Section 2.10(c) shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.10(c).”

2.3         Section 6.01(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(k)       Indebtedness of any Foreign Subsidiary in an aggregate outstanding principal amount for all such Foreign Subsidiaries in an amount not to exceed, at any time outstanding, the greater of (x) $5,000,000 and (y) 6% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided that such Indebtedness is not directly or indirectly recourse to any of the Companies or of their respective assets, other than to such Foreign Subsidiary;”

2.4         Section 6.01(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(l)         Indebtedness of any Company in an aggregate principal amount for all Companies in an amount not to exceed, at any time outstanding, the greater of (x) $25,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided that no Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred or would result from the incurrence thereof; provided further that the aggregate principal amount of Indebtedness at any time outstanding incurred pursuant to this subclause (l) by any Company that is not a Guarantor shall not exceed the greater of (x) $10,000,000 and (y) 12% of Consolidated EBITDA for the most recently ended Test Period as of such time;”

2.5         Section 6.04(m) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(m)       other Investments in an aggregate amount not to exceed on the date such Investments are made the greater of (x) $12,500,000 and (y) 15% of Consolidated EBITDA for the most recently ended Test Period as of such date;”

2.6         Section 6.06(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)       other Dispositions of Property; provided that (i) the cumulative aggregate consideration received in respect of all Dispositions of Property pursuant to this clause (b) on or after the Closing Date (other than any Disposition of any personal property by any Company for Fair Market Value in the ordinary course of business resulting in not more than $500,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and not more than $2,000,000 in Net Cash Proceeds in any 12-month period) does not exceed $25,000,000, (ii) such Dispositions of Property are made for Fair Market Value and on an arms-length commercial basis, and (iii) at least 75% of the consideration payable in respect of such Disposition of Property is in the form of cash or Cash Equivalents (including any securities that are required to be converted into cash or Cash Equivalents within 180 days of the date of such Disposition solely to the extent so required);”

2.7         The table set forth in clause (a) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Test Period End Date	Total Net Leverage Ratio
12/31/19	7.25:1.00
3/31/20	7.25:1.00
6/30/20	7.25:1.00
9/30/20	7.25:1.00
12/31/20	7.25:1.00
3/31/21	5.50:1.00
6/30/21	5.00:1.00
9/30/21	4.50:1.00
12/31/21 and thereafter	4.50:1.00

2.8         The table set forth in clause (b) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Test Period End Date	Consolidated Interest Coverage Ratio
12/31/19	1.60:1.00
3/31/20	1.60:1.00
6/30/20	1.60:1.00
9/30/20	1.60:1.00
12/31/20	1.60:1.00
3/31/21	2.00:1.00
6/30/21	2.00:1.00
9/30/21 and thereafter	2.00:1.00

Section 3.           Effectiveness.  This Amendment and the amendments to the Credit Agreement contained herein shall be legal, valid and binding on the date on which the following conditions precedent are satisfied (the date of such satisfaction, the “Seventh Amendment Effective Date”):

(a)          Loan Documents.  This Amendment shall have been (i) executed by the Borrower, the Administrative Agent and the Required Lenders and (ii) acknowledged by each Guarantor, and in each case, counterparts hereof as so executed or acknowledged shall have been delivered to the Administrative Agent;

(b)         Fees and Expenses.  The Loan Parties shall have paid to the Administrative Agent all reasonable and documented out-of-pocket legal fees and expenses and all other reasonable and documented out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation and negotiation of this Amendment;

(c)          No Default.  No Default or Event of Default shall have occurred and be continuing at the time of, and immediately after giving effect to, the transactions contemplated hereby on the Seventh Amendment Effective Date; and

(d)         Accuracy of Representation and Warranties.  As of the date hereof, each of the representations and warranties relating to any Loan Party set forth in Section 5 below, in Article III of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the date hereof.

Section 4.             Post-Closing Covenant.  No later than three (3) Business Days after the Seventh Amendment Effective Date, the Loan Parties shall pay to the Administrative Agent for the benefit of each Lender consenting to this Amendment a fee equal to 0.25% of each such Lender’s aggregate principal amount of outstanding Term Loans and Revolving Commitments as of the Seventh Amendment Effective Date; provided that each such Lender has provided a signature page hereto by (A) voting on LendAmend or (B) sending its executed signature page to INAPNov19@Lendamend.com, in each case, no later than 3:00 p.m., New York City time, on Thursday, October 31, 2019.  Failure by the Loan Parties to pay any such amount in accordance with this Section 4 shall constitute an immediate Event of Default under the Credit Agreement.

Section 5.             Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

5.1         Power and Authority.  It has the legal power and authority to execute and deliver this Amendment and perform its obligations hereunder and under the Credit Agreement as amended and otherwise modified hereby.

5.2         Authorization.  It has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

5.3        Non-Violation.  The execution and delivery of this Amendment and the performance and observance by it of the provisions hereof do not and will not (a) violate the Organizational Documents of any Company, (b) violate or result in a default or require any consent or approval under (x) any indenture, instrument, agreement, or other document binding upon any Company or its property or to which any Company or its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document (other than such as have been obtained and are in full force and effect), (c) violate any Legal Requirement in any material respect, and (d) result in the creation or imposition of any Lien on any property of any Company, except Permitted Liens.

5.4         Validity and Binding Effect.  This Amendment has been duly executed and delivered by the Borrower.  Upon satisfaction of the conditions set forth in Section 3 above, this Amendment shall constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

5.5        Representations and Warranties in Credit Agreement.  The representations and warranties of each Loan Party contained in the Credit Agreement as amended or otherwise modified hereby and each Loan Document are (i) in the case of representations and warranties qualified by materiality, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the Seventh Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct on the basis set forth above as of such earlier date.

5.6         No Event of Default.  No Default or Event of Default has occurred and is continuing at the time of, or will occur immediately after giving effect to, this Amendment and the amendments contemplated hereby or observing any provision hereof.

5.7        No Consent.  No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required with respect to any Company in connection with this Amendment, or the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Document, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

Section 6.             Guarantor Acknowledgment.  Each Guarantor, by signing this Amendment hereby:

6.1        confirms and ratifies its respective guarantees, pledges and grants of security interests, as applicable, under each Loan Document to which it is a party, and agrees that notwithstanding the effectiveness of this Amendment and the consummation of the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties;

6.2         acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

6.3         consents and agrees to and acknowledges and affirms the terms of this Amendment and the transactions contemplated hereby.

Section 7.             Miscellaneous.

7.1         Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.2        Survival of Representations and Warranties.  All representations and warranties made hereunder shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders or any subsequent extension of credit shall affect any of such representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

7.3         Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.4         Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

7.5         Loan Documents Unaffected.  Each reference to the Credit Agreement in any Loan Document (including, as the context requires, in this Amendment) shall hereafter be construed as a reference to the Credit Agreement as amended or otherwise modified hereby.  Except as herein otherwise specifically provided, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement and the other Loan Documents, and the guarantees, pledges and grants of security interests, as applicable, under each of the Security Documents, are hereby reaffirmed and ratified and shall remain in full force and effect, shall continue to accrue to the benefit of the Secured Parties and shall be unaffected hereby.  This Amendment is a Loan Document.

7.6        Waiver of Claims.  The Loan Parties hereby acknowledge and agree that, through the date hereof, each of the Administrative Agent and the Lenders has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Loan Parties in connection with the Obligations, the Credit Agreement, and the other Loan Documents, and the Loan Parties hereby waive and release any claims to the contrary with respect to the period through the Seventh Amendment Effective Date.  To the maximum extent permitted by law, the Loan Parties hereby release, acquit and forever discharge the Administrative Agent and each of the Lenders, their respective Affiliates, and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former, from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Obligations, this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

7.7       Expenses.  As provided in the Credit Agreement, but without limiting any terms or provisions thereof, each of the Loan Parties hereby jointly and severally agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the documentation, preparation and execution of this Amendment, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and/or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement as amended or otherwise modified hereby, including reasonable and documented fees and out-of-pocket disbursements of one outside counsel of the Lenders and one counsel to each Agent and any necessary local counsel.

7.8         Entire Agreement.  This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

7.9         Acknowledgments.  Each Loan Party hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

(b)          neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

7.10     Counterparts.  This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

7.11      Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12       Submission To Jurisdiction; Waivers.  Each Loan Party hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)        consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or any other Loan Party at its address set forth in Section 10.01 of the Credit Agreement, or, in any case, at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13      Jury Trial Waiver.  EACH LOAN PARTY, EACH AGENT AND EACH LENDER SIGNATORY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING) OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNAP CORPORATION,
as Borrower

By:	/s/ Michael T. Sicoli
Name: Michael T. Sicoli
Title: President & CFO

[Signature Page to Seventh Amendment to Credit Agreement]

JEFFERIES FINANCE LLC,
as Administrative Agent

By:	/s/ Paul Chisholm
Name: Paul Chisholm
Title: Managing Director

[Signature Page to Seventh Amendment to Credit Agreement]

Acknowledged and agreed:

UBERSMITH, INC., as a Guarantor

By:	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Corporate Secretary

INTERNAP CONNECTIVITY LLC, as a Guarantor

By:	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Corporate Secretary

SINGLEHOP LLC, as a Guarantor

By:	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Secretary

DATAGRAM LLC, as a Guarantor

By:	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Secretary

HOSTING INTELLECT, LLC, as a Guarantor

By:	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Secretary

[Signature Page to Seventh Amendment to Credit Agreement]